UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): July 28, 2004

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

99.1	Press release of Harris Corporation, dated July 28, 2004 (furnished pursuant to Item 12).

Item 12. Results of Operations and Financial Condition.

The information contained in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On July 28, 2004, Harris Corporation issued a press release announcing, among other things, its earnings and financial results for its fourth quarter of fiscal 2004 and for its fiscal year ended July 2, 2004. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release includes a discussion of financial results of Harris for the quarter and fiscal year ended July 2, 2004 and for the quarter and fiscal year ended June 27, 2003, using certain non-GAAP financial measures, including segment operating income (loss), income from continuing operations and income from continuing operations per diluted share, each excluding certain costs, expenses, and gains and losses. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, Harris has included in its press release a reconciliation of all non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.

Management of Harris believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris’ business and to better understand our performance. In addition, the Company may utilize non-GAAP financial measures to measure operating performance for some management compensation purposes. Any analysis of adjusted results should be used only in conjunction with, and not as a substitute for, results presented in accordance with GAAP.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

		By:	/s/ Bryan R. Roub
		Name: Title:	Bryan R. Roub Senior Vice President and Chief Financial Officer

Date:	July 28, 2004

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Harris Corporation on July 28, 2004, (furnished pursuant to Item 12).